________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2004

__________________A. M. Castle & Co._______________________________

(Exact name of registrant as specified in its chapter)

____Maryland_________                 _______1-5415_______             ______36-0879160______

(State of jurisdiction                     (Commission                     (IRS Employer

of incorporation)                         File Number) I                  Identification No.)

3400 North Wolf Road, Franklin Park, IL             _______60131__________

(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code _____847/455-7111_______

                _______________________________________________________________

(Former name or former address, if changed since last report)

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Item 12. Results of Operations and Financial Condition

On Tuesday, April 6, 2004 the Company disseminated a press release, a copy attached as Exhibit A, announcing the Company’s range of estimated earnings for the First Quarter of 2004.

                                                    A. M. Castle & Co.

                                                    /s/ Edward F. Culliton

                                                    Vice President, CFO

Date 04-06-04

3400 North Wolf Road
Franklin Park, Illinois 60131
(847) 455-7111
(847) 455-6930 (Fax)
A. M. CASTLE & CO.

For Further Information:

----------AT THE COMPANY-----------	-------------------AT FINANCIAL RELATIONS BOARD---------------
Edward Culliton	Analyst Contacts:	General Information:
VP, Finance & Chief Financial Officer	Peter Seltzberg	George Zagoudis (312) 640-6663
(847) 349-2508	(212) 445-8457	Email:gzagoudis@financialrelationsboard.com
Email: eculliton@amcastle.com	Email: pseltzberg@financialrelationsboard.com

Traded: AMEX, CSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE
TUESDAY, APRIL 6, 2004

A. M. CASTLE UPDATES FIRST QUARTER 2004 OUTLOOK

FRANKLIN PARK, ILLINOIS, APRIL 6, 2004 — A. M. CASTLE & CO. (AMEX: CAS), a North American distributor of highly engineered metals and plastics, announced today that it will provide investors with more specific guidance with regards to the first quarter than has traditionally been the Company’s practice. “The rapidly changing market conditions in terms of both real growth and price changes has made it virtually impossible for investors to make intelligent forecasts without some more specific guidance from the Company”, said G. Thomas McKane, Chairman and CEO. “We will be talking to investors in New York later this month, and we have been receiving a very high number of investor inquiries, thus leading to our decision to provide guidance beyond what has been our traditional practice”, he continued.

“The real growth recovery we began to see in November 2003 has continued through March. The manufacturing recovery is widespread. First quarter real growth over the same period last year, is expected to be in excess of 17%. Real volume has been strong in both the metals and plastics businesses. In addition, as has been widely reported, metal prices have been escalating rapidly both in the form of base price increases from the producers, and numerous surcharges for items such as scrap, nickel and coke. There have been no material price increases in our plastics business. Increased revenue from price changes is expected to add 5-6% to revenue growth for the quarter, when compared to the first quarter of ’03, and substantially more when compared to the 2nd half of ’03,” McKane continued

“We expect first quarter earnings per share to be in the range of 11 to 13 cents per share, as compared to a loss of 10 cents per share in the first quarter of 2003”, said Edward F. Culliton, Vice President and CFO. “Since Castle is on a LIFO costing system there are no inventory inflation profits in these results,” he continued. “As stated in our January conference call, the restructuring phase of the Company’s ‘Roadmap to Shareholders Value‘ was completed during 2003. This cleanup, coupled with the lowered breakeven point and the favorable leverage that was created from structural cost reductions and productivity improvements, is producing strong profit growth on the increased volume”, he continued.

The Company expects to release first quarter earnings before the market opens on May 4, 2004 and will hold its quarterly conference call later that day.

Founded in 1890, A. M. Castle & Co. provides highly engineered materials and value added services to a wide range of companies within the producer durable equipment sector of the economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a wide spectrum of industries. Within its core metals business, it specializes in the distribution of carbon, alloy and stainless steels; nickel alloy; aluminum; copper and brass. Through its subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics. Together, Castle operates over 60 locations throughout North America. Its common stock is traded on the American and Chicago Stock Exchange under the ticker symbol "CAS".

This release may contain forward-looking statements relating to future financial results. Actual results may differ materially as a result of factors over which the Company has no control. These risk factors and additional information are included in the Company’s reports on file with the Securities and Exchange Commission.